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                                 Exhibit 10oo
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                           INDEMNIFICATION AGREEMENT
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          INDEMNIFICATION AGREEMENT (the "Agreement") between Levi Strauss
Associates Inc., a Delaware corporation (the "Company"), and
_______________________________________________, a director of the Company (the
"Indemnitee"), dated as of November 30, 1995.

          WHEREAS, the Indemnitee has been requested to serve on a special committee of the Company's Board of Directors (the "Special Committee") to be formed on November 30, 1995 for the purpose of evaluating an acquisition proposal from certain shareholders of the Company;

          WHEREAS, the Restated Certificate of Incorporation of the Company (the "Charter") contains various exculpatory provisions with respect to the personal liability of the Company's directors (the "Relevant Charter Provisions") and certain provisions of the By-Laws of the Company (the "By-Laws") provide for certain indemnification of the officers and directors of the Company (the "Relevant By-Law Provisions");

          WHEREAS, in order to induce the Indemnitee to serve on the Special Committee, the Company wishes to grant and secure to the Indemnitee indemnification rights to the fullest extent permitted by Delaware law as the same exists or may hereafter be revised (but, in the case of any such revision, only to the extent that such revision permits the Company to provide broader indemnification rights than Delaware law permitted the Company to provide prior to such revision), whether or not expressly provided for in the Bylaws or, pursuant to Section 145(f) of the General Corporation Law of the State of Delaware (the "DGCL"), whether or not expressly provided for by the other provisions of Section 145 of the DGCL (such Delaware law, the "Delaware Law");

          NOW, THEREFORE, in consideration of the Indemnitee's agreement to serve on the special committee and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to the following:

          Section 1. (a) In the event that the Indemnitee was or is made a party or is threatened to be made a party to or is otherwise involved, whether or not a party thereto, in any action, suit, demand, arbitration or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") or otherwise incurs or suffers any expense, liability, damage, costs, obligations, penalties or loss (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement and Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) (collectively, "Losses"), by reason of the fact that the Indemnitee is or was serving at the request of the Company on the Special Committee, or otherwise relating to the establishment or functions of the Special Committee, whether the basis of such
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proceeding is alleged action in an official capacity as a member of the Special
Committee or in any other capacity while serving as a member of the Special Committee, the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware Law against all Losses incurred or suffered by the Indemnitee in connection therewith and such indemnification shall continue as to the Indemnitee after the Indemnitee has ceased to be a member of the Special Committee and shall inure to the benefit of the Indemnitee's heirs, executors, administrators, conservators and guardians; provided, however, that except as provided in Section 2 hereof with respect to
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proceedings to enforce rights to indemnification or advancement of expenses, the
Company shall indemnify the Indemnitee in connection with the proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company (such authorization not to be unreasonably withheld).

          (b) The right to indemnification conferred hereunder shall be a contract right and shall include the right to be paid or reimbursed by the Company for any Losses from time to time incurred or suffered by the Indemnitee, including, without limitation, the expenses incurred in defending or otherwise being involved in any such proceeding or other action in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that
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if Delaware Law requires an undertaking in connection with an advancement of expenses (hereafter an "undertaking"), such advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by a final judicial decision of a court having jurisdiction pursuant to Section 12 hereof from which there is no further right to appeal (hereinafter a "final adjudication"), that the Indemnitee is not entitled to be indemnified for such Losses under Delaware Law.

          Section 2. If a claim under Section 1 of this Agreement is not paid in full by the Company within 15 days after a written claim has been received by the Company in the case of advancement of expenses or 30 days after a written claim has been received by the Company in the case of any other right to indemnification hereunder, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. In any such suit or in a suit brought by the Company seeking to recover an advancement of expenses, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit, unless a final adjudication of a court having jurisdiction pursuant to Section 12 hereof finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit by the Company to
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recover an advancement of expenses pursuant to the terms of an undertaking, the
Company shall be entitled to recover such expenses only if, in the case of each of (i) and (ii), there has been a final adjudication of a court having jurisdiction pursuant to Section 12 hereof that such indemnification or advancement of expenses is not permitted by Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met any applicable standard of conduct set forth under Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met any such applicable standard of conduct, shall be a defense to the suit or create a presumption that the Indemnitee has not met any applicable standard of conduct.

          Section 3. The right to indemnification and the advancement of expenses conferred in this Agreement shall not be exclusive of any other right which the Indemnitee may have or hereafter acquire under any statute, provision of the Charter or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise; and the Company hereby agrees not to amend the Relevant Charter Provisions or the Relevant By-Law Provisions after the date hereof in a manner applicable and adverse to the Indemnitee and to honor and observe the Relevant Charter Provisions and the Relevant By-Law Provisions, including, without limitation, by affirmatively providing the advancement of expenses thereunder.

          Section 4. (a) Promptly after receipt by the Indemnitee of notice of the commencement or the threat of commencement of any proceeding with respect to which the Indemnitee believes that the Indemnitee may be entitled to indemnification or the advancement of expenses under this Agreement, the Indemnitee shall notify in writing the Company of the commencement or the threat of commencement thereof, provided, that, failure of the Indemnitee to give the
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Company notice shall not relieve the Company of its obligations hereunder.

          (b) Within thirty (30) calendar days after the receipt by the Company of a notice pursuant to Section 4(a) hereof of the commencement of a proceeding, the Company may elect by written notice to the Indemnitee to assume the defense of such proceeding, with counsel approved by the Indemnitee. After the approval of any such counsel by the Indemnitee, the Company will not be liable to the Indemnitee for any fees or disbursements of counsel incurred by the Indemnitee in connection with such proceeding, provided, however, that (i) the Indemnitee shall have the continued right to employ counsel at the expense of the Indemnitee and (ii) the Company shall pay the fees and disbursements of counsel selected by the Indemnitee in the event that the Indemnitee at any time during the course of such
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proceeding reasonably concludes that there may be a conflict of interest in the defense of such proceeding between the Indemnitee and any other party represented by the counsel selected by the Company. The Company shall not settle any such proceeding unless such settlement provides for no adverse consequence or obligation against the Indemnitee other than monetary damages to be indemnified hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnitee from all liability with respect to such proceeding.

          Section 5. In the event that the Company maintains insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other director or officer of the Company.

          Section 6. The right to indemnification and the advancement of expenses conferred in this Agreement is a contractual right and shall not be altered or abrogated in any manner adverse to the Indemnitee by virtue of amendments to the Charter or By-Laws, or applicable law.

          Section 7. The parties hereto intend for this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by Delaware Law and, in the event that the validity, legality or enforceability of any provision of this Agreement is in question, such provision shall be interpreted in a manner such that the provision will be valid, legal and enforceable.

          Section 8. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

          Section 9. If any provision of this Agreement is held by a court having jurisdiction pursuant to Section 12 hereof to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the
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intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 7 hereof.

          Section 10. If the Indemnitee is entitled under this Agreement to indemnification by the Company for some or a portion of any Losses but is not entitled, however, to indemnification for the full amount thereof, the Company shall nevertheless indemnify the Indemnitee for such full amount thereof less the portion thereof which a court having jurisdiction pursuant to Section 12 hereof and in a final adjudication determines the Indemnitee is not entitled.

          Section 11. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

          Section 12. (a) The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware for all purposes in connection with any dispute, action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in that Court (subject to the right of appeal to the appropriate appellate court); provided, however, that if the Court of Chancery determines that it lacks subject matter jurisdiction despite this Section 12 and 8 Del. C. (S) 145(k), then any dispute, action or proceeding instituted under this Agreement shall be transferred to the Superior Court of the State of Delaware.

          (b) In the event of any dispute of any type whatsoever under this Agreement involving the obligations of the Company to indemnify or advance expenses to the Indemnitee, the Company shall have the burden of proving by clear and convincing evidence that the Company is not so obligated to indemnify or advance expenses to the Indemnitee.

          Section 13. The Company agrees that the Company will pay (and indemnify the members of the Special Committee against) all the costs and expenses of the Special Committee in performing its function, including, without limitation, the costs and expenses of the legal and financial advisors retained by the Special Committee.
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          IN WITNESS WHEREOF, the Company and the Indemnitee have executed this
Indemnification Agreement in duplicate on the day and year first above written.


                                       LEVI STRAUSS ASSOCIATES INC.


                                       By:_____________________________
                                         Name:
                                         Title:


                                         ______________________________
                                         [Name of Indemnitee]